FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2009
Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

333 108th Avenue NE, Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(425) 679-7200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On May 13, 2009, Expedia, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Michael B. Adler, the Company’s Executive Vice President and Chief Financial Officer (the “Adler Employment Agreement”). The Adler Employment Agreement is effective as of May 15, 2009 and has a term of three years.
          Compensation. During the term, Mr. Adler will be entitled to receive an annual base salary. Mr. Adler’s current base salary is $375,000, which will increase to not less than $450,000 on January 1, 2010. Mr. Adler will also be entitled to receive annual discretionary bonuses, with a target bonus of 75% of his annual base salary.
          Severance. Upon a termination of Mr. Adler’s employment by the Company without Cause (other than by reason of his death or Disability) or by Mr. Adler for Good Reason, subject to Mr. Adler’s execution and non-revocation of a release and compliance with the restrictive covenants described below, then:
•	the Company will continue to pay his base salary through the longer of (i) the completion of the term of the Adler Employment Agreement and (ii) twelve months; provided that such payments will be offset by any amount earned by Mr. Adler from another employer during such time period;

•	the Company will consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which the termination of employment occurs;

•	contingent upon the satisfaction of any applicable performance conditions, all equity held by Mr. Adler that otherwise would have vested during the twelve-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards vested annually; and

•	Mr. Adler will have eighteen months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the Adler Employment Agreement) or, if earlier, through the scheduled expiration date of the options.
          Restrictive Covenants. Mr. Adler will be restricted from competing with the Company and from soliciting Company employees and business partners during the longer of the twenty-four month period following his termination of employment for any reason and the term of the Adler Employment Agreement. In addition, Mr. Adler agreed not to use or disclose any confidential information of the Company or its affiliates.
          Unless otherwise specified, capitalized terms used above without definition have the meanings set forth in the Adler Employment Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.
Date: May 15, 2009.	By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Executive Vice President, General Counsel and Secretary